SECURITIES AND EXCHANGE COMMISSION


                    Washington, D. C.  20549


                            FORM 8-K


                         CURRENT REPORT


Pursuant to Section 13 or 15 (d) of The Securities Exchange Act of 1934



Date of Report: June 27, 1996 (Date of earliest event reported)



                    THE SOMERSET GROUP, INC.
     (Exact name of registrant as specified in its charter)



Indiana                          0-14227                 35-1647888
(State or other jurisdiction   (Commission            (IRS Employer
of incorporation)               File Number)        Identification No.)






 135 N. Pennsylvania Street, Suite 2800 Indianapolis, IN 46204
            (Address of principal executive offices)


         Registrant's telephone number: (317) 269-1285

Item 5.  Other Events:

      The Somerset Group, Inc., the Registrant, on June 17, 1996 purchased 100% of the outstanding common stock (its only class of stock) of One Investment Corporation from First Indiana Bank.

      The following information concerning the transaction is of importance to security holders:

       The purchase price of the shares was $1,470,038, which represented 3.8% of the Registrant's assets. Consolidated net income of the acquired corporation during 1995, had it been owned by the Registrant, would have amounted to 8.2% of consolidated income of the Registrant.

       The Registrant paid cash for the shares and did not incur any debt as a result of the transaction.

      One Investment Corporation, the acquired corporation, owned 100% of the outstanding stock of One Insurance Agency, Inc. Concurrently with the acquisition of the shares, the acquired corporations were merged with the Registrant and will conduct operations under d/b/a names of The Somerset Group, Inc. , of "One Investment Co.", and "One Insurance Agency".

       The Registrant also entered into an agreement with the Seller, First Indiana Bank, for the Registrant to provide non-FDIC-insured investment products and investment counseling services for the Bank's customers. First Indiana Bank has agreed to refer customers for these products to the Registrant.

       The  Seller  is a 100% owned subsidiary of  First  Indiana
Corporation,  whose  principal  office  is  located  at  135   N.
Pennsylvania Street, Indianapolis, Indiana 46204.


                           SIGNATURES

      Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

                              THE SOMERSET GROUP, INC.


                                 s/Joseph M. Richter
Date: June 27, 1996                Joseph M. Richter
                                   Executive Vice President & CFO


                                 s/Sharon J. Sanford
Date: June 27, 1996                Sharon J. Sanford
                                   Corporate Secretary